EXHIBIT 11



                              Fine Host Corporation
                        Computation of Per Share Earnings




                                                Fiscal Year Ended

                                     December 25, 1996        December 25, 1995
                                   Primary     Fully        Primary      Fully
                                              Diluted                   Diluted


Income applicable to Common Stock  $3,804     $3,804        $2,196      $2,196
Accretion to redemption
value of warrants                  (1,300)    (1,300)         (900)       (900)
                                   ------     -------       -------     -------
Net income (loss) available to
    Common Stockholders            $2,504     $2,504        $1,296      $1,296
                                   ======     =======       =======     =======

Average number of common
shares outstanding               3,672,696    3,672,696    2,048,200  2,048,200

Average convertible preferred
shares outstanding                 939,297      939,297      884,034    884,034

Assumed conversion of:
      $4.93 Warrants               222,394      252,866      193,394    211,588
      $ . 01 Warrants                                        166,959    166,959
      $4.93 Options                 17,985       20,447        7,906      8,680
      $6.43 Options                 54,026       65,218        6,796     10,441
      $7.14 Options                  5,081        6,420            -          -
      $12.00 Options                17,355       45,510            -          -
      $14.625 Options                    -        2,398            -          -
      $15.625 Options                    -          291            -          -
                                -----------    --------      -------    -------

                                 4,928,834    5,005,143    3,307,289  3,329,902
                                 =========    =========    =========  =========

Earnings per share
assuming full dilution               $0.51        $0.50        $0.39      $0.39
                                     =====        =====        =====      =====











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